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                                  EXHIBIT 10.8
                              EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of , 1998, by and between FIFTH THIRD BANCORP, an Ohio corporation (the "Company") and JERRY L. KIRBY (the "Employee").

                               W I T N E S S E T H :

WHEREAS, the services of the Employee are of a special, unique and unusual character which gives them distinctive value and the Company desires that the Employee continue after the merger of CitFed Bancorp, Inc. ("CitFed") into the Company to render services to the Company, in accordance with the terms and conditions set forth herein; and,

WHEREAS, the Employee desires to be employed by the Company pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual benefits and covenants contained herein, it is hereby agreed as follows:

1. EMPLOYMENT. The Company hereby employs the Employee and the Employee hereby accepts employment with the Company, all in accordance with the terms and conditions hereof on the date hereof (the "Effective Date") and expiring on the date three (3) years from the Effective Date (the "Expiration Date") or the Employee's employment with the Company is terminated as hereinafter provided. The term of the Employee's employment as set forth above is referred to herein as the "Employment Period".

2.      DUTIES.

        2.1 During the Employment Period, the Employee shall be employed by the Company in the position of Chairman, The Fifth Third Bank of Western Ohio (the "Bank") and shall be subject to the general supervision, direction and control of the Board of Directors of the Company (the "Board"). The Employee shall also be appointed as a director of the Company and as a director of The Fifth Third Bank of Western Ohio. The Employee shall perform such duties as are customary and appropriate in such capacities or offices.

        2.2 During the Employment Period, the Employee shall devote Employee's substantial business time, energies, attention and ability to the business of the Company, and shall faithfully and diligently perform the duties of Employee's employment with the Company and of any office or offices held by Employee in the Company, provided that there shall be no set time or minimum time during which Employee shall perform such services. It is understood and agreed that, without prior written approval from the Board (which approval shall not be unreasonably withheld), the Employee may




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        not engage in any other business activities during the period of
        Employee's employment by the Company, whether or not for profit or other pecuniary advantage. Notwithstanding the foregoing, (a) nothing contained in this Section 2.2 shall preclude the Employee from any investment or activity that existed at the time of this Agreement and which was disclosed by the Employee to the Company; (b) the Employee may make personal financial investments after the date of this Agreement which do not involve any active participation on Employee's part if such investments are made in compliance with Section 5.2 below, and (c) the Employee may engage in charitable, educational, religious, civic, trade associations and similar types of activities, and (d) the Employee may serve on the board of directors of such other entities as may be approved by the Board; provided, however, that any such activities described in item (c) above must be reported promptly to the Board, and any such activities described in items (c) and (d) above (i) must not interfere with the business of the Company or any Affiliate (as defined in Section 2.3 below) or the performance of the Employee's duties under this Agreement, and (ii) must not conflict with the Company's or any Affiliate's policies concerning conflicts of interest. Any director's or other fees received by the Employee related to activities described in
        (a) and (d) above may be retained by such Employee.

        2.3 For purposes of this Agreement, an "Affiliate" of any person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The term "person", for purposes of this definition, shall include any corporation, partnership, limited liability company, trust or other entity but shall not include any individual. The Employee acknowledges that all references to an "Affiliate" of the Company shall include, without limitation, any of its direct or indirect wholly owned or majority-owned subsidiaries.

3.       COMPENSATION.

        3.1 As consideration for the services that the Employee shall render hereunder, the Employee shall be entitled to the following, subject to the provisions of Section 4:


                  (a) Annual Salary - During the Employment Period Employee will receive an annual salary of $550,000 ("Annual Base Salary"). The Annual Base Salary will be payable in accordance with the standard payroll practices of the Company.



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                  (b) Annual Bonus - During the Employment Period Employee will receive from the Company an annual bonus of $150,000.

                  (c) Incentive Award - On the Effective Date, the Company will grant the Employee an option to acquire 50,000 shares of the Company's stock (an "Option") pursuant to the terms of the Company's existing Stock Option Plan. The Option will have an exercise price equal to the fair market value of the stock subject thereto on the date of grant, will vest in four equal installments over a three year period and will vest immediately in the event of termination of this Agreement or termination of the employment of the Employee for any reason other than Termination for Cause or resignation of the Employee (other than Resignation for Good Reason). To the extent vested, the Option will remain exercisable until ten (10) years from the date of grant, notwithstanding termination of the employment of the Employee for any reason other than Termination for Cause and notwithstanding any provision of such Plan.

                  (d) Retirement Benefit - The Company shall provide a
                      Retirement Benefit to the Employee that will provide an annual benefit equal to 17% of the Employee's Annual Salary and Annual Bonus. The Employee shall be paid from the Retirement Benefit after the Expiration Date, or upon termination of employment for any reason if earlier. Employee shall be paid the annual Retirement Benefit on such terms as may be selected by the Employee for his life (and if selected by Employee, for the life of his surviving spouse with appropriate reduction in the annual payment to result in the same present value). If this Agreement terminates pursuant to the resignation of the Employee (other than for Resignation for Good Reason pursuant to Section 4.4) or pursuant to Section 4.3 (Termination for Cause) hereof, the then present value of Employee's Retirement Benefit as set forth in this Section 3.1(d) will be reduced by a percentage equal to the percentage of the Employment Period remaining at the time of termination. The reduction described in the preceding sentence shall not occur in any circumstance other than such a resignation or Termination for Cause. The Retirement Benefit payable to Employee under this Section 3.1(d) shall be in addition to (and shall not be offset by) any benefit payable from any retirement or deferred compensation plan maintained by the Company or previously maintained by CitFed or its affiliates.

                  (e) The Employee shall be entitled to participate on a
                      non-discriminatory basis with all other similarly situated employees of the Company, in any 401(k), insurance or medical insurance plan, or other benefit plan adopted by the Company, or an Affiliate of the Company and in effect from time to time, including, without limitation the Company's Master Profit Sharing Plan (the


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                       "Profit Sharing Plan"), to the extent that such plan is
                       made available to similarly situated employees of the Company and the Employee is eligible to participate in such plan under the applicable provisions thereof. Notwithstanding any other provision of this Agreement, in the event that the vested contribution to the Employee under the Profit Sharing Plan does not equal or exceed at least 14% of the total of the Employee's Base Salary and Bonus for the prior year, the Company will provide Employee with an additional benefit such that the total vested benefit provided to Employee with respect to the Profit Sharing Plan and such additional benefit totals at least 14% of Employee's Base Salary and Bonus for the prior year.

                  (f) The Employee shall be entitled to participate in any
                      benefit plan or program made available to senior management employees and/or directors of the Company, in accordance with the terms and conditions of such plan or program.

                  (g) Notwithstanding any provision contained herein or in the
                      Affiliation Agreement, except for benefits under any severance plan and/or change-in-control agreement which have been fully paid and satisfied, the Employee shall retain any benefit that he had accrued under any employee benefit plan sponsored by CitFed or any of its affiliates as of the day preceding the Effective Time (as defined in the Affiliation Agreement between the Company and CitFed dated as of January __, 1998 (the "Affiliation Agreement")). By way of example, and not by way of limitation, the Employee shall be entitled to all pension, retirement and/or deferred compensation accrued under such plans or as of such date and Employee shall specifically, without limitation, be entitled to all post-retirement health benefits provided in the Supplemental Executive Retirement Plan maintained by CitFed prior to the date hereof.

         3.2 The Employee shall be entitled to reimbursement privileges with respect to reasonable business expenses in accordance with the Company's standard reimbursement policy for employees of the Company.

         3.3 The Employee agrees that, unless otherwise approved in writing by the Board, the Employee shall not receive any additional compensation for serving as an officer or director of the Company.

4. TERMINATION. Employment under this Agreement shall terminate prior to the Expiration Date upon the occurrence of any of the following events:

         4.1 MUTUAL AGREEMENT. The parties mutually agree to the termination of the Employee's employment with the Company under this Agreement. In the event of

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         such termination (other than pursuant to the sole decision of Employee to resign other than a Resignation for Good Reason pursuant to Section 4.4) the parties shall mutually agree as to the treatment of compensation and benefits to be paid hereunder.

         4.2      DEATH OR TOTAL DISABILITY.

                  (a) The Employee's employment with the Company under this Agreement shall terminate in the event of the death or Total Disability (as defined below) of the Employee.

                  (b) The Employee's right to receive Annual Salary under
                  Section 3.1(a) shall terminate at the end of the month during which death or Total Disability occurs; provided, however, that whether or not a Total Disability of the Employee shall have occurred, any payments pursuant to a salary continuation or disability insurance plan of the Company shall be deducted from any salary which may otherwise be paid to the Employee during the period of the Employee's illness or incapacity; and, provided further, that Employee (or his designated beneficiary or estate) shall be entitled to receive any compensation that was awarded to the Employee prior to the date of termination but remains unpaid and in any event Employee shall be entitled to receive (if Employee has not already received) at least one year's Annual Salary, Bonus and Profit Sharing (and other benefits as provided in Section 3.1(e) above) under this Agreement. In addition, Employee (or Employee's estate) shall continue to receive the Non-Compete payment provided in Section 5.1(e). All Retirement Benefits as described in Section 3.1(d) will be paid (with no reduction in the present value amount contained in such Section) in the event of death or Total Disability in accordance with the payment option selected by the Employee and all other benefits and the Option described in Section 3.1(c) will vest and will be exercisable in accordance with Section 3.1(c) and all other benefits will be exercisable in accordance with the applicable Plans.

                  (c) For the purposes of this Agreement, "Total Disability" shall be deemed to have the meaning set forth in any long term disability insurance plans in which Employee participates, or, if no such plan is in place, when the Employee shall have been unable to perform the duties of the Employee's employment by reason of illness or incapacity for a period of ninety (90) consecutive days or for a period of one hundred twenty (120) days in any period of fifty-two (52) consecutive weeks, all as determined in good faith by the Board.

         4.3       TERMINATION FOR CAUSE.

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                  (a) The Employee's employment with the Company under this
                      Agreement may be terminated by the Company for Cause, at any time upon written notice from the Company to the Employee. For purposes of this Agreement, the term "Cause" shall be defined as: (i) intentional misconduct and/or gross negligence by the Employee that has a material adverse affect on the Company or the Bank, monetarily or otherwise, or (ii) material breach of any provision of this Agreement by Employee. No act by the Employee shall be considered intentional unless the Employee acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board duly called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel , to be heard before the Board), stating that in the good faith opinion of the Board the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

                  (b) Upon any termination pursuant to Section 4.3(a) the
                      Employee (i) shall be entitled to all accrued but unpaid Annual Salary under Section 3.1(a) through the date of termination, and (ii) shall forfeit all entitlements to unpaid Annual Salary related benefits but, subject to reduction of the amount as set forth therein, shall continue to receive the Retirement Benefits described in Paragraph 3.1(d) above and all benefits vested in the Employee prior to termination (unless the applicable benefits plan provides for loss of vested benefits in the event of a termination for Cause) and shall continue to receive the Non-Compete payment pursuant to Section 5.1(e). In the event that the Fifth Third Stock Option Plan provides for expiration of the Option (or any portion thereof) in the event of termination for Cause, Employee shall be given sufficient notice and the opportunity to exercise the outstanding Option (or any portion thereof) prior to the effective date of such termination for Cause.

         4.4 TERMINATION OTHER THAN FOR CAUSE; RESIGNATION BY THE EMPLOYEE FOR GOOD REASON. If the Company terminates the Employee's employment for any reason other than Cause (as defined in Section 4.3) or in the event of the Employee's Resignation for Good Reason, the Employee shall be entitled to receive all payments and benefits described in this Agreement, including, but not limited to, Annual Salary, as described in Section 3.1(a); Annual Bonus described in Section 3.1(b); the Incentive Award, as described in Section

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                3.1(c); the Retirement Benefits, as described in Section 3.1(d), with no reduction in the present value amount contained in such Section; the Profit Sharing or such additional benefit described in Section 3.1(e); and the Non-Compete payment described in
                Section 5.1(e). Notwithstanding any provision contained in the Fifth Third Stock Option Plan, if the Employee's employment is terminated pursuant to this Section 4.4, he shall be entitled to exercise all of the options granted to him under Section 3.1(c) (both vested and, if applicable, unvested) at any time prior to the date which is ten (10) years from the date on which such options were granted. For purposes of this Agreement, "Resignation for Good Reason" shall mean the termination of this Agreement by the Employee in the event that (i) Employee is required to move to a new principal work location that is more than 25 miles from Employee's work location while with CitFed, or (ii) Employee's duties under this Agreement are subject to a substantial reduction, or (iii) the breach of this Agreement by the Company, or (iv) there is a substantial reduction in the benefits provided to the Employee by the Company, or (v) the Employee is not appointed or elected to the Board of Directors of the Company and as Chairman of the Board of Directors of the Bank.


5. RESTRICTED ACTIVITIES. In consideration of the benefits to be derived by the Employee under this Agreement, and to preserve the goodwill associated with the business of the Company, the Employee hereby agrees to the following restrictions on the Employee's business activities:

        5.1 (a) As a separate and independent covenant, the Employee agrees that, during the Restricted Period (as defined below), the Employee shall not directly or indirectly, whether for his own account or for the account of any other person, firm, corporation, or other business organization, (i) in the states of Ohio, Kentucky, Indiana, Florida or Arizona, engage in providing Banking Services (as defined below) on behalf of any other business organization which is a competitor of the Company; (ii) provide Banking Services to any Client (as defined below), (iii) make any statement or take any actions that may interfere with the Company's or any Affiliate's business relationships with any Client, (iv) contact either directly or indirectly any Client or otherwise induce or attempt to induce any Client to enter into any business relationship with any person or firm other than the Company or an Affiliate relating to Banking Business of any type, (v) endeavor or entice away from the Company any person who the Employee has actual knowledge that such person is, or was at any time during the period the Employee was employed by the Company or during the Restricted Period, employed by or associated with the Company as an executive, officer, employee, manager, salesperson, consultant, independent contractor, representative or other agent, or (vi) take any actions

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                that may interfere with the Company's property rights in lists of Clients or otherwise diminish the value of such lists to the Company. Notwithstanding any provision contained in this Section 5.1(a), the restrictions contained herein shall not be applicable to any activity of the Employee or any activity of his spouse which existed at the time of this Agreement and which was disclosed by the Employee to the Company.

                (b) The term "Restricted Period" shall mean the period beginning on the Effective Date and ending five (5) years after the Expiration Date, or if later, the termination of his services as a director of the Company.

                (c) The term "Banking Services" shall mean retail or commercial deposit or lending business, asset management and all other services which are customarily provided by banks or which are otherwise provided by the Company or its affiliates.

                (d) For all purposes of this Agreement, the term "Client" shall mean all persons or entities who are or were clients of the Company at the date of termination of employment or at any time during the two year period prior to the date of termination of Employee's employment, any potential clients who to Employee's actual knowledge, have been identified and contacted by a representative of the Company. The term "Client" shall not include any member of the Employee's immediate family, as defined under Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any trust of which the Employee or any member of his immediate family (as defined in Rule 16a-1 of the Exchange Act) is a trustee or beneficiary.

                (e) As separate consideration for the covenants contained in this Section 5.1, the Employee shall receive an annual payment equal to $250,000 per year (the "Non-Compete" payment). The Non-Compete payment shall be paid in monthly installments beginning on the Expiration Date and continuing for a period of five (5) years thereafter. Regardless of any other provision of this Agreement, the Non-Compete payment shall be paid notwithstanding the resignation, death, disability or termination (whether or not for Cause) of the Employee.

         5.2 As a separate and independent covenant, the Employee agrees that, during the Restricted Period (as defined above), the Employee shall not, either for the Employee's own account or on behalf of any person or entity with which the Employee is associated or affiliated, without prior written approval from the Board, directly or indirectly, own, share in earnings of, or interest in the capital stock of any person, firm or business organization which shall do or attempt to do any of the activities described in Section 5.1, except in accordance with the Employee Investment Criteria

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         set forth below. For purposes hereof, Employee Investment Criteria shall mean an investment in capital stock which meets all of the following criteria: (a) such capital stock is listed on any national or regional securities exchange or has been registered under Section 12(g) of the Exchange Act or constitutes securities of open end investment companies; (b) such investment does not exceed, in the case of any class of the capital stock of any one issuer, five percent (5%) of the issued and outstanding shares;
         and (c) such investment is in compliance with the Company's code of ethics. Notwithstanding any provisions contained in this
         Section 5.2, the restrictions contained herein shall not be applicable to any investment of the Employee or any investment of any person or entity with which the Employee is associated or affiliated which existed at the time of this Agreement and which was disclosed by the Employee to the Company.

         5.3 The Employee agrees that, if Employee should breach any of the covenants of Section 5.1 or 5.2 above, the Restricted Periods for all such sections shall be extended by the length of time during which the Employee is in breach of any such covenant.

         5.4 The Employee and the Company agree that the periods of time and the scope applicable to the covenants of Sections 5.1 and 5.2 are reasonable and necessary to protect the legitimate business interests of the Company without unduly limiting the Employee's ability to obtain employment or otherwise earn a living at the same general level of economic benefit as anticipated by this Agreement. However, if such period or scope should be adjudged unreasonable in any judicial or other dispute resolution proceeding, then the period of time or scope shall be reduced by the extent deemed unreasonable, so that these covenants may be enforced during such period and for such scope as are adjudged to be reasonable.

         5.5 It is understood by and between the parties hereto that the covenants by the Employee set forth in this Section 5 are an essential element of this Agreement and that, but for the agreement of the Employee to comply with such covenants, the Company would not have entered into this Agreement and would not have entered into the Affiliation Agreement. The Company and the Employee have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Company and its Affiliates.

6. CONFIDENTIALITY. The Employee agrees that the Employee will not, directly or indirectly, either during the period of the Employee's employment with the Company or any time thereafter, divulge or use any information regarding the business of the Company or any of its Affiliates (including, without limitation, confidential records, Client and customer lists, computer software, data, documents, operational methods, pricing and investment policies and trade know-how and secrets) compiled by, created by, obtained by, or furnished to, the Employee while the Employee is

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         employed by or associated with the Company; provided, however, that this obligation to maintain confidentiality shall not apply to any such information which (a) was already in the Employee's possession prior to his employment with the Company or its predecessor, (b) is or become generally available to the public other than as a result of disclosure by the Employee in violation of this Agreement, or (c) is disclosed to the Employee on a nonconfidential basis from a source other than the Company and not known by the Employee to be subject to a confidentiality agreement between such source and the Company. All materials, records and documents (whether in writing or other tangible form, including electronic media) made by the Employee or coming into the Employee's possession concerning the business or affairs of the Company or any of its Affiliates shall be the sole property of the Company and its Affiliates. Upon the termination of the Employee's employment hereunder for any reason or upon the request of the Company during the Employment Period, the Employee shall promptly deliver such materials, records and documents, and all copies thereof, to the Company or to any Affiliate designated by the Company. The Employee's covenants contained in this Section 6 shall survive any termination of the Employee's employment with the Company hereunder for any reason, and shall be enforceable as provided in Section 7 following such termination.

7. SPECIFIC PERFORMANCE. The Employee's covenants contained in Sections 5 and 6 shall survive any termination of the Employee's employment with the Company hereunder for any reason, and shall be enforceable following such termination. Without intending to limit the remedies available to the Company, the Employee agrees that damages at law will be an insufficient remedy to the Company in the event that Employee violates any of the terms of Sections 5 and 6 and that the Company may apply for and is entitled to injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to specifically enforce, any of the covenants of such Sections, in each case without proof of actual damages. Notwithstanding any provision contained herein, in the event that the Employee violates any of the terms of Sections 5 or 6, he shall not (except if such violation constitutes grounds for Termination for Cause and results in reduction of benefits in the event of termination prior to the Expiration Date as set forth in such sections) forfeit any portion of either his Retirement Benefit, as described in Section 3.1(d); or his Incentive Award, as described in Section 3.1(c).

8. COMPLIANCE WITH OTHER AGREEMENTS. The Employee represents and warrants to the Company that the execution of this Agreement by the Employee and the Employee's performance of the Employee's obligations hereunder will not, with or without the giving of notice and/or the passage of time, conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which the Employee is a party or by which the Employee is or may be bound.

9. ASSIGNMENT. Neither party shall have the right to assign this Agreement or any rights

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         or obligations hereunder without the prior written consent of the other party; provided, however, that the Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise) to all or substantially all of the business and/or assets of the Company, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. Failure of the Company to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation and benefits from the Company in the same amount and on the same terms that he would be entitle to hereunder if he terminated his employment for Good Reason. For purposes of implementing the provisions of this
         Section 9, the date on which any such succession becomes effective shall be deemed the date of termination of this Agreement.

10. SEVERABILITY. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

11. WAIVERS. Neither this Agreement nor any term or condition hereof or right hereunder may be waived or shall be deemed to have been waived or modified in whole or in party by any party or by the forbearance of any party to exercise any of its rights hereunder, except by written instrument executed by or on behalf of that party. The waiver by either party of a breach by the other party of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party.

12. NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed effective (a) when delivered personally, (b) when sent by confirmed facsimile, (c) one (1) day after deposit with a commercial overnight courier with written verification of receipt, or
         (d) three (3) days after deposit in the United States mail by certified mail postage prepaid. All communications will be sent to the party to whom they are directed at the addresses set forth below:


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         (a)      If to Employee:



         (b)      If to the Company:         Fifth Third Bancorp
                                             38 Fountain Square Plaza
                                             Cincinnati, Ohio 45263
                                             Attention: President & CEO

                  With Copies to:            Fifth Third Bancorp
                                             38 Fountain Square Plaza
                                             Cincinnati, Ohio 45263
                                             Attention: General Counsel

         Any party may change the address to which such notices are to be sent by giving the other parties notice thereof in the manner set forth.

13. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. Without limitation, nothing in this Agreement shall be construed as giving Employee any right to be retained in the employ of the Company beyond the expiration of the Employment Period, and Employee specifically acknowledges that if Employee continues to be employed by the Company thereafter, Employee shall be an employee-at-will of the Company.

14. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective as of the date hereof.

15. NO AMENDMENTS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.

16. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

17. GENDER. Any masculine personal pronoun shall be considered to mean the corresponding feminine personal pronoun, as the context requires.

18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the conflicts of law principles hereof.

20. ARBITRATION. Any disputes between the Company and the Employee under this Agreement shall be submitted to final and binding arbitration before a panel of three arbitrators in Dayton, Ohio in accordance with the rules of the American Arbitration Association then in effect. Any legal costs incurred by the Employee shall be reimbursed by the Company as and when paid by the Employee in an amount up to but not to exceed $50,000. If the Employee does not prevail in any such dispute the Employee shall reimburse the Company for all legal expenses advanced to the Employee and the Employee shall also be responsible for the Company's legal expenses in an amount up to $50,000.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                         FIFTH THIRD BANCORP


                                         By:
                                            -----------------------------------

                                         Its:
                                             ----------------------------------


                                             EMPLOYEE


                                             ----------------------------------
                                             Jerry L. Kirby

                                      -13-